Exhibit 23.1

CONSENT AND REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Seneca Foods Corporation
Marion, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3/A (No. 333-120982) and Form S-8 (No. 333-12365) of Seneca Foods Corporation of our reports dated June 8, 2007, relating to the Consolidated Financial Statements and financial statement schedule, and the effectiveness of Seneca Food Corporation’s internal control over financial reporting , which appear in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007.

/s/BDO Seidman, LLP
Milwaukee, Wisconsin

June 13, 2007